UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 18, 2020
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2020, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the "Company") approved the 2020 Executive MBO Plan. The Compensation Committee will administer this plan, which is pursuant to the RealNetworks 2005 Stock Incentive Plan, as amended and restated.

Payouts under the 2020 Executive MBO Plan will be determined by our Compensation Committee and will be based on company financial performance and individual performance. Financial performance will be measured by the achievement of specific financial goals related to contribution margin, with a revenue achievement requirement. Contribution margin is a non-GAAP measure that we define as operating income (loss) including other income (expense) net, but excluding the impact of the following: depreciation and amortization, acquisitions related intangible asset amortization, fair value adjustments to contingent consideration liability, stock-based compensation, restructuring and other charges, and foreign exchange gain (loss). Individual performance will be measured based on specified individual strategic and commercial business objectives.

Any bonuses payable pursuant to the 2020 Executive Bonus Plan will be paid in cash or in the form of fully vested restricted stock units, or a combination thereof.

Item 8.01. Other Events.

As reported in the Current Report on Form 8-K filed by RealNetworks, Inc. on April 29, 2020, the Company received a letter dated April 23, 2020 from the Listing Qualifications Staff of The Nasdaq Stock Market LLC ("Nasdaq Staff") indicating that, based upon the closing bid price of the Company's common stock for the last 30 consecutive business days, the Company no longer met the Nasdaq Listing Rule requirement that listed companies maintain a minimum bid price of at least $1 per share.

On June 1, 2020, the Company received a second letter from Nasdaq Staff indicating that the Company had regained compliance with Nasdaq Listing Rule 5450(a)(1) based on its determination that for the last 10 business days, from May 15 to May 29, 2020, the closing bid price of the Company's common stock had been at $1.00 per share or greater. Nasdaq Staff further indicated that the matter is now closed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2020 Executive MBO Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: June 18, 2020